UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 27, 2011
AMERICAN INTERNATIONAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-8787	13-2592361

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
180 Maiden Lane
New York, New York 10038
(Address of principal executive offices)
Registrant’s telephone number, including area code: (212) 770-7000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events
Item 8.01. Other Events.
On May 27, 2011, American International Group, Inc. (“AIG”) and the United States Department of the Treasury (“Treasury”) closed the sale of 300,000,000 shares of AIG common stock, par value $2.50 per share (“AIG Common Stock”), at an initial public offering price of $29.00 per share (the “Offerings”). The Offerings involved the issuance and sale of 100,000,000 shares of AIG Common Stock by AIG and the sale of 200,000,000 shares of AIG Common Stock by Treasury.
In connection with the Offerings, AIG entered into an Underwriting Agreement, dated May 24, 2011 (the “Underwriting Agreement”), among AIG, Treasury and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc., Goldman, Sachs & Co., and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein. The Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K. The exhibits are incorporated by reference into the Registration Statement (No. 333-160645) related to the Offerings.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits
1.1	Underwriting Agreement, dated May 24, 2011, among AIG, Treasury and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc., Goldman, Sachs & Co., and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein.

5.1	Validity Opinion of Kathleen E. Shannon, Esq.

8.1	Tax Opinion of Sullivan & Cromwell LLP.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN INTERNATIONAL GROUP, INC. (Registrant)
Date: May 27, 2011	By:	/s/ Kathleen E. Shannon
		Name:	Kathleen E. Shannon
		Title:	Senior Vice President and Deputy General Counsel

EXHIBIT INDEX
1.1	Underwriting Agreement, dated May 24, 2011, among AIG, Treasury and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc., Goldman, Sachs & Co., and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein.

5.1	Validity Opinion of Kathleen E. Shannon, Esq.

8.1	Tax Opinion of Sullivan & Cromwell LLP.